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EXHIBIT 23.5

                                LAW OFFICES
                         PATRICK R. SUGHROUE, P.C.

3777 SPARKS DRIVE S.E.                                  TEL: (616) 940-3399
SUITE 130                                               FAX: (616) 940-3592
GRAND RAPIDS, MI  49546                               E-MAIL: PRSPC@AOL.COM

                            December 29, 1998

Securities and Exchange Commission
Atlanta District Office
3475 Lenox Road, NE
Suite 100
Atlanta, Georgia  30326-1232

RE:  Energy Search, Incorporated
     Post - Effective Amendment No. 1
     To Registration Statement on Form SB-2
     File No. 333-12755

Ladies and Gentlemen:

     I am acting as counsel to Energy Search, Incorporated a Tennessee corporation (the "Company"), in connection with the above-referenced post effective amendment no. 1 to registration statement on Form SB-2 (the "Registration Statement").

     I hereby consent the reference to my law firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement, as amended.

                              Very truly yours,

                              PATRICK R. SUGHROUE, P.C.


                              /S/ PATRICK R. SUGHROUE
                              Patrick R. Sughroue

PRS:prs
cc:  Mr. Richard S. Cooper